                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           UNION PLANTERS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           Union Planters Corporation
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or Item 22(a)(2)
     of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            (UNION PLANTERS LOGO)

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 25, 1996

Dear Shareholder:

     You are cordially invited to attend this year's Annual Meeting of Shareholders of Union Planters Corporation in the Union Planters Administrative Center, Assembly Room C, Lake Level, 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, at 10 a.m. on April 25, 1996. The Annual Meeting has been called by order of the Board of Directors for the purpose of considering and voting upon:

          1. The election of four directors;

          2. The ratification of the selection of Price Waterhouse LLP as the independent accountants and auditors for the Corporation;

          3. A proposal to approve the Union Planters Corporation Senior Management Performance Incentive Plan.

          4. The transaction of such other business as may properly come before the meeting.

     In addition, there will be a report on current operations. Holders of the Corporation's Common Shares at the close of business on the record date of February 16, 1996 will be entitled to notice of, and to vote at, the Annual Meeting.

     Whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy. If for any reason you desire to revoke your proxy, you may do so at any time before the voting as described in the accompanying proxy statement.

                                          Very truly yours,

                                          /s/ Benjamin W. Rawlins, Jr.
                                          ----------------------------
                                          Benjamin W. Rawlins, Jr.
                                          Chairman and Chief Executive Officer

     Approximate Date of Mailing to Shareholders: March 18, 1996

                           UNION PLANTERS CORPORATION
                          7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

     This proxy statement is furnished by the Board of Directors of Union Planters Corporation (the "Corporation") in connection with its solicitation of the enclosed proxy, which will be used in voting at the Annual Meeting of Shareholders of the Corporation to be held in the Union Planters Administrative Center, Assembly Room C, Lake Level, 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, on April 25, 1996 at 10 a.m. (the "Annual Meeting") or any adjournment or adjournments thereof.

     This proxy statement and the enclosed proxy are first being sent to shareholders on or about March 18, 1996.

                                     VOTING

     Only holders of record of common stock of the Corporation (the "Common Stock") at the close of business on February 16, 1996 are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, 45,558,554 shares of Common Stock were issued and outstanding for purposes of the Annual Meeting. Each share of Common Stock is entitled to one vote.

     If a proxy on the accompanying form is properly executed, returned to the Corporation and not revoked, the shares represented by such proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given, the shares represented will be voted for the director nominees named herein, for ratification of the selection of the independent accountants and auditors, and for the proposal to approve the Union Planters Corporation Senior Management Performance Incentive Plan. The Board of Directors at present knows of no other business to be brought before the Annual Meeting. However, persons named in the enclosed proxy will have discretionary authority to vote on the transaction of any other business which may properly come before the Annual Meeting and any adjournment thereof, and will vote the proxies in accordance with recommendations of the Board of Directors.

     A shareholder may attend the Annual Meeting even though he or she has executed a proxy. A proxy may be revoked at any time before it is voted by giving written notice of revocation delivered to the Secretary of the Corporation or by delivering a later dated proxy or by the vote of the shareholder in person at the Annual Meeting.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Corporation's Charter provides for not less than seven nor more than twenty-five directors divided into three classes with each class serving a three-year term and one class elected at each annual meeting of shareholders.

     At the Annual Meeting, four directors are to be elected in Class III, each of whose terms will expire at the annual meeting of shareholders to be held in 1999. The Board of Directors has nominated for election in Class III, J. W. Moore, B. W. Rawlins, Jr., V. L. Rawlins, and R. A. Trippeer, Jr. All the Class III directors currently serve on the Board. The Class I and Class II directors' terms will expire at the annual meetings of shareholders to be held in 1997 and 1998, respectively.

     The Board of Directors has no reason to believe that any nominee for director will not be available for election. However, if any of the nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Board of Directors may recommend.

     The presence in person or by proxy of the holders of a majority in voting power of the Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum, directors will be elected based on a plurality of the affirmative votes cast. Broker nonvotes will be counted as being present or represented at the Annual Meeting but will not have an effect on the outcome of the vote for the election of directors. Cumulative voting is not permitted in the election of directors.

     The following table gives the indicated information for each nominee and incumbent director and other executive officers who are listed in the compensation tables which follow but are not nominees or incumbent directors:

                                                                 SHARES OF COMMON STOCK
                                                                   BENEFICIALLY OWNED
                                                                 ON JANUARY 31, 1996(1)
      NAME AND PRINCIPAL OCCUPATION               DIRECTOR   -------------------------------       PERCENT OF
           FOR PAST FIVE YEARS              AGE    SINCE     DIRECTLY(2)       INDIRECTLY(3)         CLASS
------------------------------------------  ----  --------   -----------       -------------       ----------
CLASS I: DIRECTORS
MARVIN E. BRUCE...........................   67     1989         2,500                  0                *
  Director, Chairman and CEO from 1973 to
  July 1994, TBC Corporation (marketer/
  distributor of auto replacement
  products).
ROBERT B. COLBERT, JR.....................   74     1984        10,484                  0                *
  Chairman until 1987 and from January
  1990 to June 1993, Signal Apparel Co.,
  Inc. (garment manufacturing).
STANLEY D. OVERTON........................   67     1992        17,000                200(4)(5)          *
  Chairman, Union Planters Bank of Middle                                           1,205(7)
  Tennessee, N.A. since July 1994; Vice
  Chairman, Union Planters National Bank
  ("UPNB") from March 1992 to July 1994;
  Chairman, President and CEO of Fidelity
  Bancshares, Inc. from August 1974 to
  March 1992.
MILTON J. WOMACK..........................   70     1995        40,667             30,001(4)(5)          *
  President, Milton J. Womack, Inc.
  (general contractor); Chairman, Union
  Planters Bank of Louisiana since 1989.

                                                                 SHARES OF COMMON STOCK
                                                                   BENEFICIALLY OWNED
                                                                 ON JANUARY 31, 1996(1)
      NAME AND PRINCIPAL OCCUPATION               DIRECTOR   -------------------------------       PERCENT OF
           FOR PAST FIVE YEARS              AGE    SINCE     DIRECTLY(2)       INDIRECTLY(3)         CLASS
------------------------------------------  ----  --------   -----------       -------------       ----------
CLASS II: DIRECTORS
ALBERT M. AUSTIN..........................   69     1974        13,036              3,000                *
  Chairman, Cannon, Austin and Cannon,                                             12,658(4)(5)
  Inc. (real estate).                                                                 266(6)(7)
GEORGE W. BRYAN...........................   51     1986         3,900              1,000(6)(7)          *
  Senior Vice President, Sara Lee
  Corporation (Meat Group Division, meat
  processing and packaging).
CHARLES J. LOWRANCE, III..................   65     1985        27,381             12,152                *
  President, Lowrance Brothers & Co., Inc.
  (planter).
MIKE P. STURDIVANT........................   68     1989        90,981             45,946                *
  President, Due West Gin Co., Inc.                                                 6,804(6)(7)
  (cotton ginning); Investor, Chairman,
  Executive (various entities).
CLASS III: DIRECTORS AND NOMINEES
JACKSON W. MOORE..........................   47     1986        68,339             18,941                *
  President of the Corporation since April                      94,743(4)(5)       63,028(4)(5)
  1, 1989; Chief Operating Officer of the                                           2,380(7)
  Corporation since April 1994.
BENJAMIN W. RAWLINS, JR...................   58     1984       268,275             16,818                *
  Chairman of the Corporation's Board                                               8,366(7)
  since April 1, 1989; CEO of the
  Corporation and CEO of UPNB since 1984;
  Chairman of UPNB since January 1986.
V. LANE RAWLINS...........................   58     1992         1,700                  0                *
  President, University of Memphis since
  May 1991; Vice Chancellor for Academic
  Affairs, University of Alabama System,
  from 1986 to May 1991.
RICHARD A. TRIPPEER, JR...................   56     1974       235,720            155,000                *
  President, R. A. Trippeer, Inc.                                                  26,624(4)(5)
  (investments).
OTHER NAMED EXECUTIVE OFFICERS
JAMES A. GURLEY...........................   62      --         36,883                374                *
  Executive Vice President of the                                                   8,649(7)
  Corporation since 1990; Executive Vice
  President of UPNB since January 1981.

                                                                 SHARES OF COMMON STOCK
                                                                   BENEFICIALLY OWNED
                                                                 ON JANUARY 31, 1996(1)
      NAME AND PRINCIPAL OCCUPATION               DIRECTOR   -------------------------------       PERCENT OF
           FOR PAST FIVE YEARS              AGE    SINCE     DIRECTLY(2)       INDIRECTLY(3)         CLASS
------------------------------------------  ----  --------   -----------       -------------       ----------
JOHN W. PARKER............................   49      --         18,867              2,428                *
  Executive Vice President and Chief                                                3,253(7)
  Financial Officer of the Corporation
  since 1990; Executive Vice President of
  UPNB since 1987.
M. KIRK WALTERS...........................   55      --         16,035                 33                *
  Senior Vice President and Chief                                                   6,747(7)
  Accounting Officer of the Corporation
  since 1990; Treasurer of the Corporation
  since 1985; Senior Vice President of
  UPNB since 1975.
DIRECTORS AND EXECUTIVE OFFICERS AS A                          946,511            425,873             3.02%
  GROUP (15 persons)......................

---------------

  * Less than 1%.
(1) Under applicable SEC rules, "beneficial ownership" of a security means directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or direct the disposition of such security. Unless otherwise indicated, the securities shown are held with sole voting and investment power. More than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest.
(2) Includes shares, in the amount indicated, as to which the following have the right to exercise options to purchase within 60 days of January 31, 1996:
     A.M. Austin, 5,200; J.A. Gurley, 9,755; J.W. Moore, 68,339; S.D. Overton, 5,000; J.W. Parker, 9,362; B.W. Rawlins, Jr., 109,263; M.K. Walters, 3,000;
     and all directors and executive officers as a group, 209,919.
(3) May include shares (a) owned as trustee; or (b) owned and traded in the name of the spouse, minor children or other relative of the director, or (c) owned by a corporation, partnership or other legal organization in which the director has a substantial beneficial interest.
(4) Shared investment power.
(5) Shared voting power.
(6) No voting power.
(7) No investment power.

     To the knowledge of the Corporation, no persons beneficially owned more than 5% of the outstanding Common Stock as of the record date of February 16, 1996, as determined in accordance with the requirements of the Securities Exchange Act of 1934 and applicable rules promulgated thereunder.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Among other committees of the Corporation's Board of Directors are the Directors' Audit Committee and the Salary and Benefits Committee. The Board does not have a standing nominating committee or a committee performing similar functions.

     The Directors' Audit Committee, which is currently composed of Messrs. M.
E. Bruce, R. B. Colbert, Jr., S. D. Overton, V. L. Rawlins, and R. A. Trippeer, Jr., held five meetings during 1995. This committee makes recommendations to the Board with respect to the selection of independent accountants; the review and scope of audit arrangements; the independent accountants' suggestions for strengthening internal accounting controls; matters of concern to the Committee, the independent accountants, or management relating to the Corporation's financial statements or other results of the annual audit; the review of internal accounting procedures and controls with the Corporation's financial and accounting staff; the review of the activities and recommendations of the Corporation's general auditor and compliance auditors; and the review of financial statements and other financial information published by the Corporation.

     The Salary and Benefits Committee, which held three meetings in 1995, makes recommendations to the Board of Directors as to the amount and form of officer compensation. A subcommittee of the Salary and Benefits Committee, consisting of the same members, administers the Corporation's 1992 and 1983 Stock Incentive Plans and is authorized to grant stock options and award stock without further approval, except grants to directors. Messrs. Austin, Bruce, and Sturdivant currently serve as members of the Salary and Benefits Committee.

     The Board of Directors held seven meetings during 1995. Mr. Bryan, because of conflicting schedules, attended less than 75 percent of the aggregate of the meetings held by the Board.

DIRECTORS COMPENSATION

     Directors who are employees of the Corporation or any of its subsidiaries do not receive compensation for service as directors. Directors who are not employees of the Corporation or any of its subsidiaries were each paid fees of $25,000 annually. Compensated directors also receive fees for service on committees of the Corporation's Board in the following amounts: Directors' Audit Committee, $5,000 annually; Salary and Benefits Committee, $3,000 annually; and Executive Committee, $1,000 per meeting.

     Directors of the Corporation who also serve as Directors of subsidiary banks also receive fees for service on committees in the following amounts:
Directors' Loan Committee, $4,000; Community Reinvestment Act Committee, $3,000; and Executive Committee, $500 per meeting.

     Individual directors may, at their option, defer the receipt of directors' fees. Under alternatives available each year from 1987 through 1995, up to 100% of a director's annual board and committee fees were deferrable. Such fees, plus interest, will be paid to the participating director or to his beneficiaries, as applicable, in monthly payments for a maximum ten-year period commencing on the earlier of (a) the death of the director; or (b) the later of (i) age 65, or
(ii) completion of five years' participation in the fee deferral program. Six directors elected to enter into such nonqualified deferred compensation agreements for 1995.

        PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     Subject to shareholders' ratification, the Board of Directors has selected Price Waterhouse LLP to be the independent accountants and auditors of the Corporation for the year ending December 31, 1996. Price Waterhouse LLP has served the Corporation in this capacity since 1985. As in the past, a representative of Price Waterhouse LLP is expected to attend the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders. Assuming the presence of a quorum at the Annual Meeting, the selection of Price Waterhouse LLP will be ratified if the votes cast in favor exceed the votes cast in opposition.

        PROPOSAL 3: A PROPOSAL TO APPROVE THE UNION PLANTERS CORPORATION
                  SENIOR MANAGEMENT PERFORMANCE INCENTIVE PLAN

     The Board of Directors recommends the adoption of the Union Planters Corporation Senior Management Performance Incentive Plan (the "Plan") under which certain senior executives of the Corporation will be eligible to receive annual bonuses upon the satisfaction of certain performance criteria as more fully described hereafter. Approval of the Plan requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions will be counted in the total of votes cast. Broker nonvotes, if any, will not affect the outcome of the vote for approval of the Plan.

     Section 162(m) of the Internal Revenue Code, ("Code") imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its five most highly compensated executive officers. However, to the extent compensation is "performance-based compensation" within the meaning of Code Section 162(m), it will not be subject to the Code Section 162(m) deduction limitation. The Corporation has structured its annual bonus program for senior executives in a manner that would permit the annual bonuses paid to these individuals to qualify as performance-based compensation. Accordingly, the Salary and Benefits Committee of the Board of Directors (the "Committee") has established, and the Board of Directors has ratified, an incentive program that allows the Committee to award cash bonuses to certain executives based on the attainment of performance goals. For purposes of Code Section 162(m), the material terms of the performance goals and plan are described in this Proxy Statement. The material terms include a description of (i) the class of employees who are eligible to receive compensation under the arrangement, (ii) the business criteria on which performance goals are based, and (iii) the maximum amount of compensation to be paid if the performance goals are attained.

     The Plan allows the Committee to continue to award cash bonuses to any individual holding one of the following positions within the Corporation:
Chairman, Chief Executive Officer, President, and Chief Operating Officer. Under this program the Committee will establish an objective performance goal, within the meaning of Code Section 162(m), relating to each calendar year performance period. The performance goal for a particular performance period will be based on return on equity.

     Awards will be made under this program only in the event the Committee certifies in writing prior to payment of an award that the performance goal under which the award is to be paid has been attained. Under no circumstances will an award be payable for a performance period if the performance goal for that period has not been attained.

     The maximum amount of compensation that any executive may receive under the Plan for any performance period is $2 million. The Committee has the sole and absolute discretion to reduce the amount of an award that would otherwise be payable to an executive upon the attainment of performance goals.

     The following summary of the material features of the Union Planters Corporation Senior Management Performance Incentive Plan is qualified in its entirety by reference to the full text of the Plan attached to this Proxy Statement as Exhibit A.

     PURPOSE. The purposes of the Plan are to encourage outstanding performances from the senior executives of the Corporation, to attract and retain exceptional senior executives, and to provide a direct incentive to the Participants to achieve the Corporation's strategic and financial goals.

     ADMINISTRATION. The Plan shall be administered by the Salary and Benefits Committee of the Board of Directors of the Corporation consisting of not less than two outside directors of the Corporation, appointed by the Board of Directors.

     The Committee shall interpret the Plan, prescribe, amend and rescind rules relating to the Plan, select eligible Participants, grant incentive awards thereto, and take all other actions necessary for the administration of the Plan.

     PARTICIPANTS. The Committee shall designate the senior executives who are eligible to receive awards under the Plan ("Participants"). The Committee may designate Participants from among the group of individuals who hold the following positions within the Corporation:

     Chairman
     Chief Executive Officer (if different from the Chairman)
     President
     Chief Operating Officer (if different from the President)

     PERFORMANCE PERIOD. The term "Performance Period" as used in this Plan shall mean the period of twelve consecutive months beginning on January 1 and ending on December 31.

     PERFORMANCE GOAL.
     (a) The Committee shall establish the performance goal applicable to a particular Performance Period in writing, generally within 90 days of the commencement of a relevant Performance Period.

     (b) The performance goal applicable to a Performance Period shall be return on equity and is to be monitored during the Performance Period.

     (c) The Committee shall determine the target level of performance that must be achieved in order for the performance goal to be treated as attained.

     PERFORMANCE GOAL CERTIFICATION. The Committee shall make an award to a Participant only in the event the Committee verifies in writing prior to payment of the award that the performance goal under which the award is to be paid has been attained. Under no circumstances shall an award be payable under this Plan if the performance goal for a particular Performance Period is not attained.

     MAXIMUM AWARD PAYABLE. The maximum award payable under this Plan to any Participant for any Performance Period shall be $2 million. In addition, if the goal for a Performance Period is attained, the Committee, in its discretion, may grant all or such portion of an award for the year as it deems advisable to a Participant (or his beneficiary in the event of death) who is employed or who is promoted to a senior executive position covered by the Plan during the year, or whose employment is terminated during the Performance Period because of his retirement, death, resignation or discharge, or who suffers a permanent disability.

     ABSOLUTE DISCRETION TO REDUCE AWARDS. The Committee in its sole and absolute discretion may reduce the amount of an award otherwise payable to a Participant upon attainment of the performance goal established for a Performance Period.

     AMENDMENT. The Committee may amend, modify or terminate the Plan in any respect. No such amendment, suspension or termination may impair the right of a Participant or his designated beneficiary to receive an award accrued prior to the effective date of such amendment, suspension or termination.

     The following is the maximum potential 1996 bonus payout for participants of the Plan if the performance goal for the 1996 Performance Period is attained:

                                                                                MAXIMUM
                                    PARTICIPANT                                  AWARD
     -------------------------------------------------------------------------  --------
     Benjamin W. Rawlins, Jr..................................................  $531,000
       Chairman and Chief Executive Officer
     Jackson W. Moore.........................................................  $342,000
       President and Chief Operating Officer

     The Board of Directors believes that approval to continue the Plan is in the best interest of the Corporation and its shareholders because the Plan will enable the Corporation to attract and retain exceptional executive talent and cause applicable payments to be deductible for federal income tax purposes under
Section 162(m) of the Code.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE UNION PLANTERS CORPORATION SENIOR MANAGEMENT PERFORMANCE INCENTIVE PLAN.

                      CERTAIN INFORMATION AS TO MANAGEMENT

     The following table contains information concerning the compensation received by the Corporation's Chief Executive Officer ("CEO") and the four most highly compensated executive officers of the Corporation in the three fiscal years ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM(1) COMPENSATION
                                                                       --------------------------------------
                                                                                    SECURITIES
                                                                                    UNDERLYING
                                             ANNUAL COMPENSATION       RESTRICTED    OPTIONS/     ALL OTHER
               NAME AND                  ---------------------------     STOCK         SARS      COMPENSATION
          PRINCIPAL POSITION             YEAR   SALARY($)   BONUS($)   AWARDS ($)     (#)(2)        ($)(3)
---------------------------------------  -----  ---------   --------   ----------   ----------   ------------
B. W. Rawlins, Jr.                       1995    510,000    382,500           --       61,685       10,798
  Chairman of the Board and CEO of       1994    480,000    100,000           --      109,263       15,760
  Corporation and UPNB                   1993    410,000    200,000      450,840       97,215       15,163
J. A. Gurley                             1995    140,000     21,000           --        1,500       12,903
  Executive Vice President of            1994    137,450     15,000           --        1,500       12,474
  Corporation and UPNB                   1993    135,200     17,267           --        6,400       12,937
J. W. Moore                              1995    320,000    240,000           --       50,149        8,871
  President and Chief Operating Officer  1994    290,000     60,000           --        5,000       13,417
  of Corporation                         1993    244,000     60,000      302,354       52,552       12,793
J. W. Parker                             1995    175,000     70,000           --        8,965       11,575
  Executive Vice President and CFO of    1994    166,004     35,000           --        8,563       12,035
  Corporation and Executive Vice         1993    159,375     30,000           --        9,982       12,433
  President
  of UPNB
M. K. Walters                            1995    135,000     54,000           --       10,298        9,584
  Senior Vice President, Treasurer, and  1994    121,917     35,000           --        6,704        9,196
  Chief Accounting Officer of            1993    117,083     35,000           --        5,938        9,242
  Corporation and Senior Vice President
  of UPNB

---------------

(1) The Corporation maintains two "Long Term Incentive Plans" that were approved by shareholders in 1983 and 1992. Based on employment agreements in May 1993, B. W. Rawlins, Jr., and J. W. Moore were granted 17,680 and 11,857 shares, respectively, of restricted stock which vested in December 1993. There were no shares of restricted stock held by any of the named executive officers on December 31, 1995.
(2) Shares acquired pursuant to option exercise must generally be held three years or any profits must be paid to the Corporation. The Corporation does not grant SARs.
(3) "All Other Compensation" for 1995 consists of the following various components. Employee stock ownership plan contributions on behalf of the employees as follows: $4,825, B.W. Rawlins, Jr.; $4,503, J.A. Gurley; $4,825, J.W. Moore; $4,825, J.W. Parker; and $4,342, M.K. Walters. 401(k)
     plan contributions on behalf of the same employees, respectively, are as follows: $5,973; $8,400; $4,046; $6,750; and $5,242.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                      INDIVIDUAL GRANTS                                        VALUE AT
                        ---------------------------------------------                       ASSUMED ANNUAL
                                          % OF TOTAL                                           RATES OF
                         NUMBER OF       OPTIONS/SARS                                         STOCK PRICE
                         SECURITIES       GRANTED TO                                       APPRECIATION FOR
                         UNDERLYING       EMPLOYEES       EXERCISE OR                         OPTION TERM
                        OPTIONS/SARS      IN FISCAL       BASE PRICE      EXPIRATION     ---------------------
        NAME            GRANTED(#)(2)        YEAR           ($/SH)           DATE         5%($)       10%($)
--------------------    ------------     ------------     -----------     ----------     -------     ---------
B. W. Rawlins, Jr.         15,000(3)         27.4%           23.50          02-20-05     221,916       562,511
                           46,685(3)                         23.125         04-26-05     679,654     1,722,784
J. A. Gurley                1,500(3)           .7%           23.50          02-20-05      22,192        56,251
J. W. Moore                 7,500(3)         22.3%           23.50          02-20-05     110,958       281,255
                           36,695(3)                         23.125         04-26-05     534,217     1,354,130
                            4,690(1)                         21.75          01-17-99      22,066        47,537
                            1,264(1)                         21.75          12-17-00       9,227        20,895
J. W. Parker                3,000(3)          4.0%           23.50          02-20-05      44,383       112,502
                            3,318(1)                         27.25          09-03-97      10,380        21,384
                            1,771(1)                         27.25          01-21-03      21,711        51,450
                              876(1)                         27.25          02-08-04      12,654        30,922
M. K. Walters               3,000(3)          4.6%           23.50          02-20-05      44,383       112,502
                              885(1)                         27.25          01-21-03      10,784        25,529
                              876(1)                         27.25          02-08-04      12,586        30,722
                              748(1)                         32.25          01-21-03      10,039        23,479
                              790(1)                         32.25          07-12-03      11,442        27,107
                            2,482(1)                         32.25          06-01-04      41,098        99,795
                              762(1)                         31.625         01-21-03       9,933        23,195
                              755(1)                         31.625         02-08-04      11,613        27,910

---------------

(1) Options granted in 1995 as reload options on exercises where shares were used as the consideration for the exercise. The reload options carry the same term as the option which was exercised. Reload options vest six months after the grant date.
(2) Generally, options may not be granted at less than the fair market value of the underlying shares on the date of grant, and will expire upon the earliest of ten years after the date of grant, termination for cause, three months after termination of employment (other than for cause) for any reason except death or disability, and one year after death or after termination due to disability. Already owned shares of stock may be used as the consideration for exercise of the option, and a reload option will generally be granted in such cases. Generally, except in the event of involuntary termination or termination due to disability, death or retirement, shares acquired by option exercise must be held at least three years or any profits from sale must be repaid to the Corporation. All options granted in 1995 have an exercise price equal to the underlying stock's fair market value on the grant date.
(3) Options granted in 1995 which vest 1/3 twelve months after the date of grant, an additional 1/3 24 months after the date of grant and the final 1/3 36 months after the date of grant.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                        NUMBER OF
                                                                       SECURITIES         VALUE OF
                                                                       UNDERLYING        UNEXERCISED
                                                                       UNEXERCISED      IN-THE-MONEY
                                                                     OPTIONS/SARS AT   OPTIONS/SARS AT
                                             SHARES                    FY-END (#)       FY-END ($)(2)
                                          ACQUIRED ON      VALUE     ---------------   ---------------
                                            EXERCISE      REALIZED    EXERCISABLE/      EXERCISABLE/
      NAME                                   (#)(1)         ($)       UNEXERCISABLE     UNEXERCISABLE
                                         --------------   --------   ---------------   ---------------
B.W. Rawlins, Jr.......................          --       $     --     99,263/71,685   614,119/399,342
J.A. Gurley............................          --       $     --      8,255/ 3,000    41,303/ 24,438
J.W. Moore.............................      12,000       $131,500     62,505/49,196   507,443/423,485
J.W. Parker............................       6,641       $ 18,417     14,869/ 6,000    80,925/ 48,875
M.K. Walters...........................       8,400       $ 34,158         --/11,537        --/ 49,254

---------------

(1) Shares acquired pursuant to option exercise must generally be held three years or any profits must be paid to the Corporation. During the restriction period, shares may be used to exercise an option or to satisfy tax withholding requirements on option exercises.
(2) Value is calculated as the difference between the closing market price of a share of Common Stock on December 31, 1995 ($31.875 per share) and the exercise price of the options. No value is reported if the exercise price of the options exceeded the market price of a share of Common Stock on December 31, 1995.

EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND CHANGE OF CONTROL
ARRANGEMENTS

     As of December 1, 1989, the Corporation entered into employment agreements with B.W. Rawlins, Jr., for a term of three years and one month at a minimum annual salary of $290,000 and J.W. Moore for a term of two years and seven months at a minimum annual salary of $190,000.

     Pursuant to these employment agreements, Messrs. Rawlins and Moore are also entitled to certain other employee benefits and are eligible to participate in incentive bonus, stock option, and deferred compensation plans.

     As of December 31, 1994, the terms of each of the two agreements were automatically extended for one year, and on December 31 of each year thereafter such terms will be automatically extended for one year unless the Corporation notifies the officer within 60 days prior to the applicable December 31 date. If the Corporation chooses not to extend an agreement, the officer may either remain until the end of the term of his agreement, or may choose to terminate the agreement and be paid an amount equal to: for Mr. Rawlins, three times the sum of; and for Mr. Moore, two and one half times the sum of; his then current base pay and an amount equal to his incentive bonus for the prior year. In either case, all options or grants issued to the officer by the Corporation will immediately vest and be exercisable. If termination of employment is for cause, the officer will be provided base pay through the date of termination, and all options held will vest and become exercisable. If termination of employment is due to death or disability, the officer will be paid an amount equal to: for Mr. Rawlins, three times the sum of; and for Mr. Moore, two and one half times the sum of; his then current base pay and an amount equal to his incentive bonus for the prior year. All options or grants held will immediately vest and become exercisable.

     These employment agreements also provide that in the event of a substantial change in the control of the Corporation or UPNB, including by acquisition or merger, these officers will have the option to extend the terms of their employment agreements. In such event, the officers may choose a renewal term, beginning on the later of the date of the renewal notice or the date of the change in control as follows: B.W. Rawlins, Jr., three years; and J.W. Moore, two and one half years. Upon acceptance of a renewal term, any remaining period of the then current term of the employment agreement will be canceled.

     In the event of a substantial change in control, during the extended renewal term, the officer may resign without penalty, after giving ninety days written notice, and receive a lump-sum payment (increased to ensure that no tax liability is incurred by the officer) consisting of the sum of the officer's current annual base pay and an amount equal to his incentive bonus for the last year, multiplied by the remaining year(s) or fractional part thereof of his renewal term. In addition, the officer will have the right to elect either a cash lump sum from the Corporation equal to the "spread" between the exercise price of options held as of the date of termination notice and the closing trade price on the New York Stock Exchange (the "NYSE") as of the same date, or alternatively, full vesting of all options held, with the right to exercise the options within a two-year period from the date of election.

COMPENSATION COMMITTEE REPORT

     The Salary and Benefits Committee (the "Committee") is composed of three directors who are not employees of the Corporation or any of its subsidiaries. The Committee makes recommendations to the Board of Directors as to the amount and form of executive officer compensation, and is responsible for granting stock options and restricted stock.

  Pay Philosophy

     The compensation programs of the Corporation are designed to align compensation with business objectives and performance, and to enable the Corporation to attract, retain and reward executives who contribute to the long-term success of the Corporation. The Committee believes that executive pay should be linked to performance. Therefore, the Corporation provides an executive compensation program which includes base pay, annual cash bonus and long-term incentive opportunities through the use of stock options and restricted stock.

     Section 162(m) of the Code imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its five most highly compensated executive officers. While the Committee cannot predict with certainty how the Corporation's compensation might be affected, the Committee intends to try to preserve the tax deductibility of all executive compensation while maintaining the Corporation's compensation programs as described in this report. Consistent with this intention, the Committee has established and the Board of Directors has ratified, subject to shareholder approval, the Union Planters Corporation Senior Management Performance Incentive Plan.

  Base Salary

     Base salary is set annually based on job-related experience, individual performance and pay levels of similar positions at about twenty peer financial institutions. The Corporation targets base pay at the 50th percentile of peer base pay. In determining compensation at peer financial institutions, the Corporation analyzes information from independent surveys. The surveys, which do not necessarily include the same financial institutions as included in the NYSE financial indicator (used in the performance graph), are chosen based on similarity of the surveyed financial institutions to the Corporation in terms of size, geographic region, scope of services, and return on assets/return on equity.

     In 1995, base salary of the named executive officers was generally at or slightly below the target based on peer analysis.

  Annual Bonus

     The Corporation maintains an annual incentive plan that is based on the achievement of certain return on equity (ROE) targets established by the Salary and Benefits Committee plus individual performance of participating executives.

     First, the plan establishes three ROE target levels; target levels vary between corporate executives and bank-level management. Each ROE target level has a corresponding bonus potential, calculated as a percentage of base salary, which is based upon a participant's level and scope of responsibility within the Corporation. The bonus potential is based on target bonus levels as reported by the same peer financial institutions used in analyzing base salary.

     If actual ROE performance is within the ROE targets established by the Salary and Benefits Committee, the plan calculates a midpoint bonus based on the target percentage of base salary that corresponds with actual ROE performance. During 1995, ROE performance met or exceeded the ROE targets established by the Committee. With respect to participating executives other than the CEO, the CEO then has discretion to increase or decrease the actual bonus by up to 50% based on an executive's actual performance.

  Long-term Incentives

     In order to link the interests of the Corporation's shareholders and senior management, the Corporation maintains a stock incentive plan. Stock options and restricted stock may be granted under the plan. Awards are based on position and individual performance. Among other conditions, stock options are granted subject to a vesting schedule. Options may be exercised after vesting. However, to encourage long-term share retention, shares acquired pursuant to option exercise must generally be held at least three years, or any profits from sale must be repaid to the Corporation.

     For 1995, options were granted to the executive officers other than the chief executive officer based on their position and a subjective assessment of individual performance. Generally, long-term incentive awards are targeted between the 50th and 75th percentiles of the competitive market. The Corporation utilizes the same surveys and peer financial institutions as used in analyzing base salary and takes into consideration options and restricted stock that have already been granted.

  1995 Compensation for the Chief Executive Officer

     Many of the same philosophies used in determining compensation for officers of the Corporation are used in determining compensation for Mr. Rawlins. The Committee establishes each element of Mr. Rawlins' pay based on his achievement of specific business objectives. These objectives are based upon specific financial and nonfinancial goals. No specific weighting or formula is used to determine levels of compensation. Additionally, the Committee takes into consideration an analysis of compensation at the peer financial institutions used to review compensation of other officers of the Corporation.

  Base Salary

     The Committee increased Mr. Rawlins' base salary for the year 1995 from $480,000 to $510,000 which represented about a 6% increase. This level positioned his base salary slightly below the 50th percentile of peer financial institutions.

  Annual Bonus

     The Committee determines the chief executive officer's annual bonus based upon his performance relative to business objectives established at the beginning of the year and specific corporate ROE targets. The Corporation's actual ROE for 1995 exceeded the ROE targets previously established by the Committee. Based on 1995 performance, the Committee decided to award Mr. Rawlins $382,500, or about 75% of his annual base pay.

  Long-term Incentives

     For 1995, the Committee awarded 61,685 options to Mr. Rawlins. The value of this long-term award alone, and the value of this award plus base salary and the annual bonus, position the chief executive officer above the 50th percentile but below the 75th percentile of competitive compensation for peer financial institutions.

                                          SALARY AND BENEFITS COMMITTEE

                                               Marvin E. Bruce, Chair
                                               Albert M. Austin
                                               Mike P. Sturdivant

PERFORMANCE GRAPH

     The following graph sets forth the Corporation's cumulative total shareholder return (assuming reinvestment of dividends) as compared to the S&P 500 and the NYSE Financial Indicator over a five-year period beginning December 31, 1990.

     Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                    THE CHART CONTAINS THE FOLLOWING POINTS
                        PLOTTED ON A PERFORMANCE GRAPH.

                                                              December 31
                        --------------------------------------------------------------------------------------
                         1990            1991            1992            1993            1994            1995
                        ------          ------          ------          ------          ------          ------
Union Planters          100.00          217.25          378.36          403.35          347.68          550.41

S&P 500                 100.00          130.34          140.25          154.32          156.42          214.99

NYSE Financial
  Indicator             100.00          141.46          164.52          177.62          160.40          224.67



EXECUTIVE BENEFIT PLANS

     The Corporation maintains two executive benefit plans for selected management employees. Eligibility is determined by the Salary and Benefits Committee, which is also responsible for administering the plans.

     The supplemental retirement plan provides a retirement income benefit at age 62 equal to a percentage of final total cash compensation. The benefit can be paid in either an equivalent lump sum amount or in annual/monthly installments. The plan is nonqualified and unfunded, and the amounts payable thereunder are not offset for social security or other amounts.

     Currently, only the executive officers identified in the Summary Compensation Table participate in the supplemental retirement plan. Supplemental annual retirement benefits payable under the plan at age 62 are equal to 65% of the average of executive's final three years of salary and bonus. The annual supplemental retirement benefit under the plan is reduced 6% per year for early retirement after age 55 but before age 62. In addition, annual supplemental retirement benefits generally vest at 65% following termination upon a change in control as defined in the plan based on projected three-year average total compensation.

     The deferred compensation plan allows participants to defer a portion of their cash compensation into an unfunded and nonqualified savings plan. The plan credits interest annually equal to 120% of the long-term Applicable Federal Rate. The plan returns the compensation deferred plus interest earned upon termination of employment or earlier if otherwise elected by the participant.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     During 1995 some of the directors and officers of the Corporation, and other persons and entities with which they are affiliated, were customers of, and had in the ordinary course of business banking transactions with, the Corporation's subsidiary banks. All loans included in such transactions were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features. Such loans aggregated approximately 4% of shareholders' equity as of December 31, 1995.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors to file reports of ownership and changes in ownership with the SEC and NYSE. Officers and directors are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms filed. Based solely upon review of copies of such forms, or written representations that there were no unreported holdings or transactions, the Corporation believes that for the most recent fiscal year all Section 16(a) filing requirements applicable to its officers and directors were complied with on a timely basis.

                            SOLICITATION OF PROXIES

     Some of the Corporation's directors and officers who will receive no additional compensation may solicit proxies in person, and by telephone, telegraph, telecopier, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries and custodians, who will be requested to forward the proxy materials to beneficial owners of the Common Stock. The Corporation will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

     To assist in the proxy solicitation by the Board of Directors, the Trust Division of UPNB has been retained. Trust Division management is expected to communicate in person, or by telephone, telegraph, telecopier, facsimile, or mail with those shareholders who have not responded within a reasonable time to urge such shareholders to sign and return their proxies. The cost of solicitation of proxies will be borne by the Corporation.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the Corporation's 1997 Annual Meeting of Shareholders must be received in writing by the Corporation at the corporate offices no later than November 20, 1996.

                           ANNUAL REPORT AND EXHIBITS

     The Corporation's Annual Report to Shareholders is enclosed with this proxy statement. The following section of Part I of the Annual Report on Form 10-K, submitted to the Securities and Exchange Commission, is hereby incorporated by reference into this proxy statement: "Executive Officers of the Registrant." Neither the Annual Report to Shareholders nor the Form 10-K is to be considered proxy-soliciting material except to the extent expressly incorporated by reference herein.

     ANY SHAREHOLDER WHO WISHES TO OBTAIN A COPY, WITHOUT CHARGE, OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1995, WHICH INCLUDES FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY CONTACT E. J. HOUSE, JR., LEGAL DIVISION, AT P.O. BOX 387, MEMPHIS, TENNESSEE, 38147, OR AT TELEPHONE NUMBER 901/383-6584.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ E. J. House, Jr.
                                          --------------------
                                          E. J. House, Jr.
                                          Secretary

Memphis, Tennessee
March 18, 1996

PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY STILL VOTE IN PERSON, SINCE THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY DELIVERING TO THE SECRETARY OF THE CORPORATION A WRITTEN REVOCATION OF THE PROXY.

                                                                       EXHIBIT A

                           UNION PLANTERS CORPORATION

                  SENIOR MANAGEMENT PERFORMANCE INCENTIVE PLAN

                                   SECTION 1
                                    PURPOSES

     1.1 The purposes of this Plan are to encourage outstanding performances from the senior executives of Union Planters Corporation (the "Corporation"), to attract and retain exceptional senior executives, and to provide a direct incentive to the Participants to achieve the Corporation's strategic and financial goals.

                                   SECTION 2
                                 ADMINISTRATION

     2.1 The Plan shall be administered by the Salary and Benefits Committee of the Board of Directors of the Corporation (the "Committee") consisting of not less than two directors of the Corporation who shall be appointed by the Board of Directors. No person shall serve as a member of the Committee unless at the time of his appointment and service he shall be an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     2.2 The Committee shall interpret the Plan, prescribe, amend and rescind rules relating to the Plan (including rules and procedures for establishing a performance goal in accordance with the requirements of Code Section 162(m) relating to performance-based compensation), select eligible Participants, grant incentive awards thereto, and take all other actions necessary for the administration of the Plan, which actions shall be final and binding upon all Participants.

                                   SECTION 3
                                  PARTICIPANTS

     3.1 The Committee shall determine and designate the senior executives who are eligible to receive awards under the Plan ("Participants"). Directors of the Corporation who are full-time executives of the Corporation may be eligible to participate in the Plan. The Committee shall designate Participants from among the group of individuals who hold the following positions within the
Corporation:

         Chairman
         Chief Executive Officer (if different from the Chairman)
         President
         Chief Operating Officer (if different from the President)

                                   SECTION 4
                                PERFORMANCE GOAL

     4.1 The term "Performance Period" as used in this Plan shall mean the period of twelve consecutive months beginning on January 1 and ending on December 31.

     4.2 Performance Goal:

          (a) The Committee shall establish a performance goal applicable to a particular Performance Period in writing within 90 days of the commencement of a relevant Performance Period, provided, however, that such goal may be established after the commencement of the Performance Period but while the outcome of the performance goal is substantially uncertain.

          (b) The performance goal applicable to a Performance Period shall be return on equity.

          (c) The Committee shall determine the target level of performance that must be achieved in order for a performance goal to be treated as attained.

                                   SECTION 5
                               INDIVIDUAL AWARDS

     5.1 Performance Goal Certification. The Committee shall make an award to a Participant only in the event the Committee certifies in writing prior to payment of the award that the performance goal under which the award is to be paid has been attained. Under no circumstances shall an award be payable under this Plan if none of the performance goals for a particular Performance Period are attained.

     5.2 Maximum Award Payable. The maximum award payable under this Plan to any Participant for any Performance Period shall be $2 million (two million dollars).

     5.3 Absolute Discretion to Reduce Awards. The Committee in its sole and absolute discretion may reduce the amount of an award otherwise payable to a Participant upon attainment of the performance goal or goals established for a Performance Period.

     5.4 Unsatisfactory Performances. A Participant's performance must be satisfactory, regardless of Corporation performance, before he may be granted an incentive award.

     5.5 New Employee, or Retirement, Permanent Disability, Death, or Termination of Employment. In the event the performance goals for a Performance Period are attained, the Committee, in its discretion, may grant all or such portion of an incentive award for the year as it deems advisable to a Participant (or his Beneficiary in the case of his death) who is employed or who is promoted to a senior executive position covered by this Plan during the year, or whose employment is terminated during the Performance Period because of his retirement, death, resignation or discharge, or who suffers a permanent disability.

                                   SECTION 6
                          PAYMENT OF INCENTIVE AWARDS

     6.1 Immediate Payment. Each Participant who has elected to receive his incentive award for the year currently shall be paid the award solely in cash as soon as practicable following grant of the award by the Committee.

                                   SECTION 7
                              PLAN ADMINISTRATION

     7.1 Beneficiary. The term "Beneficiary" shall mean the person or persons to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant's death. The designation shall be on a form provided by the Committee, executed by the Participant, and delivered to the Committee. A Participant may change his beneficiary designation at any time.

     7.2 Permanent Disability. For purposes of the Plan, a permanent disability shall mean a disability which would qualify a Participant to receive benefits under the Union Planters Corporation Long-Term Disability Plan (after satisfying the elimination period thereunder) as now or hereafter in effect.

     7.3 Incapacity of Participant or Beneficiary. If the Committee finds that any Participant or Beneficiary to whom a payment is payable under the Plan is unable to care for his affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) at the discretion of the Committee, may be paid to the spouse, child, parent, or brother or sister of such Participant or Beneficiary or to any person whom the Committee has determined has incurred expense for such Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Corporation under the provisions of the Plan to the extent of such payment.

     7.4 Withholding Taxes. Appropriate payroll and income taxes shall be withheld from payments made to Participants pursuant to this Plan.

     7.5 Nonassignment. The right of a Participant or Beneficiary to the payment of any incentive awards under the Plan may not be assigned, transferred, pledged, or encumbered nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

     7.6 No Right to Continued Employment. Nothing in the Plan shall be construed to confer upon any Participant any right to continue employment with the Corporation, nor interfere in any way with the right of the Corporation or a subsidiary to terminate the employment of such Participant at any time without assigning any reason therefor.

     7.7 Termination and Amendment. The Committee may from time to time amend, suspend or terminate the Plan, in whole or in part, including, but not limited to, any amendment necessary to ensure that the Corporation may obtain any required regulatory approvals, and if the Plan is suspended or terminated, the Committee may reinstate any or all of its provisions. No amendment, suspension or termination may impair the right of a Participant or his designated Beneficiary to receive the performance incentive award accrued prior to the later of the date of adoption or the effective date of such amendment, suspension or termination.

     7.8 Applicable Law. The Plan shall be construed and governed in accordance with the laws of the state of Tennessee.

                                                                     Appendix A

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS UNION PLANTERS CORPORATION
KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Union Planters Corporation, do hereby nominate, constitute and appoint JOHN H. HEMBREE, THOMAS R. PRICE and TIMMONS L. TREADWELL, III, or either one or any of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock of said Corporation standing in my name on its books at the close of business on February 16, 1996 at the Annual Meeting of Shareholders thereof, to be held at the Union Planters Administrative Center, Assembly Room C, Lake Level, 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, on April 25, 1996 at 10 a.m., and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1. ELECTION OF DIRECTORS.                / /FOR THE NOMINEES LISTED BELOW             / / WITHHOLD AUTHORITY (TO VOTE FOR ALL
                                           (EXCEPT AS MARKED TO THE CONTRARY BELOW)       NOMINEES LISTED BELOW)


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
                                   CLASS III

                         J.W. Moore, B.W. Rawlins, Jr.
                        V.L. Rawlins, R.A. Trippeer, Jr.

2. RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS AND AUDITORS OF THE CORPORATION.

                 / / FOR        / / AGAINST        / / ABSTAIN

3. A PROPOSAL TO APPROVE THE UNION PLANTERS CORPORATION SENIOR MANAGEMENT PERFORMANCE INCENTIVE PLAN.

                  / / FOR        / / AGAINST        / / ABSTAIN

IN RESPECT OF OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, THIS PROXY SHALL BE VOTED AS THE BOARD OF DIRECTORS MAY RECOMMEND.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3. IF OTHER MATTERS PROPERLY COME BEFORE SAID MEETING, OR IF ANY NOMINEE FOR DIRECTOR BECOMES UNAVAILABLE FOR ELECTION, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3.

NOTE: PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE.

                                                 DATED:                   , 1996
                                                       -------------------

                                                  -----------------------------
                                                   SIGNATURE OF SHAREHOLDER(S)

                                                  -----------------------------
                                                   SIGNATURE OF SHAREHOLDER(S)